Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148027) of Virtual Radiologic Corporation of our reports dated February 19, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
February 19, 2009